Exhibit 99.1

OmniComm Systems, Inc.
2101 West Commercial Blvd.
Suite 3500
Fort Lauderdale, FL 33309 USA
Phone: +1.954.473.1254
Fax: +1.954.473.1256
www.omnicomm.com

FOR IMMEDIATE RELEASE

OmniComm Systems, Inc. Reports Financial Results for the Quarter Ended June 30, 2016

Q2 2016 Total Revenue, Gross Margin and Operating Income all continue to improve year over year

Fort Lauderdale, FL, August 15, 2016 - OmniComm Systems, Inc. (“OmniComm”) (OTCQX: OMCM), a global leading provider of clinical data management technology, today announced its financial results for the quarter ended June 30, 2016.

Quarter Ended June 30, 2016 Financial Highlights

Total revenue for the six month period ended June, 2016 was $10.5 million compared to total revenue of $9.7 million for the six month period ended June 30, 2015, an 8% year over year increase. Contracts from new clients as well as repeat or add-on business from existing customers drove the increase.

“Our continued financial improvements stem from the hard work across the entire OmniComm team,” said Stephen Johnson, OmniComm’s Chief Operating Officer and President. “Our success is the result of every employee in every department driving improvements to our products, processes and services to ensure our clients have the most innovative products available to optimize their clinical research.”

Year to date gross margin improved by $639K or 9% to $7.9 million as compared to $7.3 million for the same period ended June 30, 2015. Gross margin as a percentage of total revenue improved to 76% through June 30, 2016 as compared to 75% through June 30, 2015.

Year to date operating expenses decreased by 3% or over $200K to $7.7 million. For the six months ended June 30, 2016 operating income was $206K, an improvement of $861K year over year when compared to an operating loss of $655K for the first half of 2015.

“Our year to date financial results demonstrate our continued focus on execution,” stated Tom Vickers, OmniComm’s CFO. “We are continuing to grow revenue while keeping our costs in line with the revenue growth.”

This selected financial information should be read in conjunction with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as well as the consolidated financial statements and notes thereto included in OmniComm’s Annual Report on Form 10-K for the year ended December 31, 2015 that have been filed with the Securities and Exchange Commission (“SEC”). This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the OmniComm's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section in OmniComm’s public reports filed with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2015. OmniComm's future results may also be impacted by other risk factors listed from time to time in its SEC public report filings, including, but not limited to, OmniComm's Quarterly Report on Form 10-Q and its Annual Report on Form 10-K.

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden Netherlands	Tokyo Japan

OmniComm Systems, Inc.
2101 West Commercial Blvd.
Suite 3500
Fort Lauderdale, FL 33309 USA
Phone: +1.954.473.1254
Fax: +1.954.473.1256
www.omnicomm.com

About OmniComm Systems, Inc.
OmniComm Systems, Inc. is a leading strategic software solutions provider to the life sciences industry. OmniComm is dedicated to helping the world’s pharmaceutical, biotechnology, contract research organizations, diagnostic and device firms, and academic medical centers maximize the value of their clinical research investments. Through the use of innovative and progressive technologies these organizations drive efficiency in clinical development, better manage their risks, ensure regulatory compliance and manage their clinical operations performance. OmniComm provides comprehensive solutions for clinical research with an extensive global experience from over 4,000 clinical trials. For more information, visit www.omnicomm.com.

Trademarks
OmniComm, TrialMaster, TrialOne, and Promasys are registered trademarks of OmniComm Systems, Inc.

Contact Info

Dennis Constantinou
OmniComm Systems, Inc.
+1.954.473.1254
dconstantinou@omnicomm.com

Fort Lauderdale, FL United States	Somerset, NJ United States	Bonn Germany	Southampton United Kingdom	Leiden Netherlands	Tokyo Japan